All American Term Trust  Annual NSAR

For period ending January 31, 2001                      Exhibit 77
Q.1

File number 8117352


INTERIM SUBADVISORY CONTRACT
	Agreement made as of October 10, 2000 Contract between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation Mitchell Hutchins, and WELLINGTON
	MANAGEMENT COMPANY, LLP, a Massachusetts limited
	liability partnership SubAdviser
	RECITALS
	1     Mitchell Hutchins has entered into an Interim
	Investment Management and Administration Agreement,
	dated October 10, 2000 Management Agreement, with All
	American Term Trust Inc., a closed end management
	investment company registered under the Investment
	Company Act of 1940, as amended 1940 Act  Fund;
	2     Mitchell Hutchins wishes to retain the SubAdviser
	to furnish certain investment advisory services to
	Mitchell Hutchins and the Fund; and
	3     The SubAdviser is willing to furnish such services;
	NOW, THEREFORE, in consideration of the premises and
	mutual covenants herein contained, Mitchell Hutchins and
	the SubAdviser agree as follows:
	1.      Appointment.  Mitchell Hutchins hereby appoints
	the SubAdviser as an investment subadviser with respect
	to the Fund for the period and on the terms set forth in
	this Contract.  The ub-Adviser accepts that appointment
	and agrees to render the services herein set forth, for
	the compensation herein provided.
	2.      Duties as SubAdviser.
	a     Subject to the supervision and direction of the Funds
	Board of Directors Board and review by Mitchell Hutchins,
	and any written guidelines adopted by the Board or Mitchell Hutchins, the SubAdviser will provide a continuous
	investment program for all or a designated portion of
	the assets Segment of the Fund, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Fund or Segment. The SubAdviser will determine from time to time what investments will be purchased, retained or sold by the
	Fund or Segment and what portion of the Fund or Segment
	will be invested or held uninvested in cash. The SubAdviser will be responsible for placing purchase and sell orders
	for investments and for other related transactions for the Fund or Segment. The SubAdviser will be responsible for voting proxies of issuers of securities held by the Fund
	or Segment.  The SubAdviser understands that the Funds
	assets need to be managed so as to permit it to qualify or
	to continue to qualify as a regulated investment company
	under Subchapter M of the Internal Revenue Code, as amended Code. The SubAdviser will provide services under this Contract in accordance with the Fund's investment
	objective, policies and restrictions as stated in the
	Funds currently effective registration statement under
	the 1940 Act, and any amendments or supplements thereto
	Registration Statement.
	b     The SubAdviser shall have full and complete
	discretion to establish brokerage accounts with one or
	more brokers, dealers or other financial intermediaries
	as SubAdviser may select, including those which from
	time to time may furnish to SubAdviser or its
	affiliates statistical and investment research
	information and other services.  The SubAdviser agrees
	that, in placing orders with brokers, it will obtain
	the best net result in terms of price and execution
	provided that, on behalf of the Fund, the SubAdviser
	may, in its discretion, use brokers that provide the SubAdviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of
	the Fund or Segment, and the SubAdviser may pay to those brokers in return for brokerage and research services a
	higher commission than may be charged by other brokers, subject to the SubAdvisers determining in good faith
	that such commission is reasonable in terms either of
	the particular transaction or of the overall
	responsibility of the SubAdviser to the Fund and its
	other clients and that the total commissions paid by the
	Fund or Segment will be reasonable in relation to the
	benefits to the Fund over the long term.  In no instance
	will portfolio securities be purchased from or sold to Mitchell Hutchins or the Sub-Adviser, or any affiliated
	person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.
	The SubAdviser may aggregate sales and purchase orders
	with respect to the assets of the Fund or Segment with
	similar orders being made simultaneously for other a
	ccounts advised by the SubAdviser or its affiliates.
	Whenever the SubAdviser simultaneously places orders
	to purchase or sell the same security on behalf of the
	Fund and one or more other accounts advised by the
	SubAdviser, the orders will be allocated as to price
	and amount among all such accounts in a manner
	believed to be equitable over time to each account.
	Mitchell Hutchins recognizes that in some cases this
	procedure may adversely affect the results obtained for
	the Fund or Segment.
	c     The SubAdviser will maintain all books and
	records required to be maintained pursuant to the 1940
	Act and the rules and regulations promulgated thereunder
	with respect to transactions by the SubAdviser on behalf of the Fund or Segment, and will furnish the Board and
	Mitchell Hutchins with such periodic and special
	reports as the Board or Mitchell Hutchins reasonably
	may request.  In compliance with the requirements of
	Rule 31a3 under the 1940 Act, the SubAdviser hereby
	agrees that all records that it maintains for the Fund
	are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a2 under the 1940 Act any
	records that it maintains for the Fund and that are
	required to be maintained by Rule 31a1 under the
	1940 Act, and further agrees to surrender promptly
	to the Fund any records that it maintains for the
	Fund upon request by the Fund.  The SubAdviser will
	be entitled to retain originals or copies of records
	pursuant to the requirements of applicable laws or regulations; provided that the SubAdviser will surrender original records to the Fund if the 1940 Act requires
	that the Fund have or maintain such original records.
	d     At such times as shall be reasonably requested by
	the Board or Mitchell Hutchins, the Sub-Adviser will
	provide the Board and Mitchell Hutchins with economic
	and investment analyses and reports as well as quarterly reports setting forth the performance of the Fund or Segment and make available to the Board and Mitchell Hutchins any economic, statistical and investment services that the SubAdviser normally makes available to its other subadvisory clients.
	e     In accordance with procedures adopted by the Board,
	as amended from time to time, the SubAdviser is
	responsible for assisting in the fair valuation of all portfolio securities in the Fund or Segment and will use
	its reasonable efforts to assist the custodian with
	obtaining a price from one or more parties independent
	of the SubAdviser for each portfolio security for which
	the custodian does not obtain prices in the ordinary
	course of business from an automated pricing service.
	3. Further Duties. In all matters relating to the performance of this Contract, the SubAdviser will act
	in conformity with the Funds Articles of Incorporation,
	ByLaws and Registration Statement and with the written instructions and written directions of the Board and
	Mitchell Hutchins; and will comply with the requirements
	of the 1940 Act and the Investment Advisers Act of 1940, as amended Advisers Act and the rules under each,
	Subchapter M of the Internal Revenue Code Code, as
	applicable to regulated investment companies; and all
	other federal and state laws and regulations applicable
	to the Fund. Mitchell Hutchins agrees to provide to the SubAdviser copies of the Funds Articles of Incorporation, ByLaws, Registration Statement, Prospectus and Statement
	of Additional Information, written instructions,
	directions and guidelines of the Board and Mitchell
	Hutchins, and any amendments or supplements to any of
	these materials as soon as practicable after such
	materials become available; and further agrees to
	identify to the SubAdviser in writing any brokerdealers
	that are affiliated with Mitchell Hutchins other
	than PaineWebber Incorporated and Mitchell Hutchins
	itself.
		During the term of this Contract,
		Mitchell Hutchins agrees to furnish the
		SubAdviser at its principal office all
		Prospectuses, Statements of Additional
		Information, proxy statements, reports to
		shareholders, advertising and sales literature or other materials prepared for distribution to shareholders of the Fund or the public that
		refer to the SubAdviser or its clients in any way, prior to the use thereof, and the Adviser shall
		not use any such materials if the SubAdviser
		reasonably objects in writing within five
		business days two business days if Wellington acknowledges receipt of the materials, or such
		other period as may be mutually agreed, after
		receipt thereof.  The SubAdvisers right to object
		to such materials is limited to the portions of
		such materials that expressly relate to the
		SubAdviser, its services and its clients.
		Mitchell Hutchins agrees to use its reasonable best efforts to ensure that materials prepared by
		its employees or agents or its affiliates that
		refer to the SubAdviser or its clients in any way
		are consistent with those materials previously approved by the SubAdviser as referenced in the
		first sentence of this paragraph. Material submitted for the SubAdvisers review may be furnished to
		the SubAdviser by first class or overnight mail,
		by facsimile or by electronic delivery.
	4. Expenses. During the term of this Contract, the SubAdviser will bear all expenses incurred by it in connection with its services under this Contract. The SubAdviser shall not be responsible for any expenses incurred by the Fund
	or Mitchell Hutchins.
	5.      Compensation.
a     For the services provided and the expenses assumed by the
SubAdviser pursuant to this Contract, Mitchell Hutchns, not the
Fund, will pay to the SubAdviser a subadvisory fee, computed weekly and paid monthly, at an annual rate of 0.30percent of the first 50 million of average weekly net assets of the Fund or Segment, 0.25 percent of the next 50 million of average weekly net assets of the Fund or Segment and 0.15percent of all average weekly net assets of the Fund or Segment at the level of 100 million and above all computed in the manner specified in the Management Agreement. Mitchell Hutchins will provide the SubAdviser with a schedule showing the manner in which the fee was computed.  If the
SubAdviser is managing a Segment, its fees will be based on
the value of assets of the Fund within the SubAdvisers
Segment.
b     The fee shall be accrued weekly and payable monthly to
the Subadviser on or before the last business day of the next succeeding calendar month.
	c     If this Contract becomes effective or terminates
	before the end of any month, the fee for the period
	from the effective date to the end of the month or
	from the beginning of such month to the date of
	termination, as the case may be, shall be prorated
	according to the proportion that such period bears
	to the full month in which such effectiveness or
	termination occurs.
	6.      Limitation of Liability.
	a     The SubAdviser shall not be liable for any
	error of judgment or mistake of law or for any loss
	suffered by the Fund, its shareholders or by Mitchell
	Hutchins in connection with the matters to which this
	Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part
	in the performance of its duties or from reckless
	disregard by it of its obligations and duties under
	this Contract.
	b     In no event will the SubAdviser have any
	responsibilities for any portion of the Funds
	investments not managed by the SubAdviser or for the
	acts or omissions of any other subadviser to the Fund.
		In particular, in the event the SubAdviser shall manage only a portion of the Funds investments,
		the SubAdviser shall have no responsibility for
		the Funds being in violation of any applicable law
		or regulation or investment policy or restriction applicable to the Fund as a whole or for the Funds failing to qualify as a regulated investment company under the Code, if the securities and other
		holdings of the Segment managed by the SubAdviser
		are such that such Segment would not be in such violation or fail to so qualify if such segment
		were deemed a separate regulated investment company
		under the Code
		Nothing in this section shall be deemed a
		limitation or waiver of any obligation or duty
		that may not by law be limited or waived.
	7. Representations of SubAdviser. The SubAdviser represents, warrants and agrees as follows:
	a     The SubAdviser i is registered as an investment
	adviser under the Advisers Act and will continue to be
	so registered for so long as this Contract remains
	in effect; ii is not prohibited by the 1940 Act or
	the Advisers Act from performing the services
	contemplated by this Contract; iii has met and will
	seek to continue to meet for so long as this Contract
	remains in effect, any other applicable federal or
	state requirements, or the applicable requirements
	of any regulatory or industry selfregulatory agency
	necessary to be met in order to perform the services con templated by this Contract; iv has the authority to enter
	into and perform the services contemplated by this
	Contract; and v will promptly notify Mitchell Hutchins
	of the occurrence of any event that would disqualify the SubAdviser from serving as an investment adviser of an investment company pursuant to Section 9a of the 1940
	Act or otherwise.
	b     The SubAdviser has adopted a written code of
	ethics and appropriate procedures complying with the requirements of Rule 17j1 under the 1940 Act and will
	provide Mitchell Hutchins and the Board with a copy of
	such code of ethics, together with evidence of its
	adoption.  Within fifteen days of the end of the
	last calendar quarter of each year that this Contract is
	in effect, the SubAdviser shall certify to Mitchell
	Hutchins that the SubAdviser has complied with the requirements of Rule 17j1 during the previous year
	and that there has been no material violation of the SubAdvisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response
	to such violation.  Mitchell Hutchins may request, and
	the SubAdviser shall provide, nonconfidential information which has been reported to the SubAdviser by personnel performing services for the Fund as required by
	Rule 17j1c1.
	c     The SubAdviser has provided Mitchell Hutchins with
	a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission SEC and promptly
	will furnish a copy of all amendments to Mitchell Hutchins
	at least annually.
	d     The SubAdviser will notify Mitchell Hutchins of
	any change of control of the SubAdviser, including any
	change of its general partners or 25percent shareholders
	or 25percent limited partners, as applicable, and
	any changes in the key personnel who are either the
	portfolio managers of the Fund or senior management
	of the SubAdviser, in each case prior to, or promptly
	after, such change.
	e     The SubAdviser agrees that neither it, nor any
	of its affiliates, will in any way refer directly or indirectly to its relationship with the Fund,
	Mitchell Hutchins or any of their respective
	affiliates in offering, marketing or other promotional materials without the prior express written consent of Mitchell Hutchins.
8.      Services Not Exclusive.  The services furnished
by the SubAdviser hereunder are not to be deemed exclusive
and the SubAdviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. The services to be furnished by the
SubAdviser under this Contract may be furnished through the
medium of any of the SubAdvisers partners, officers or
employees.    Nothing in this Contract shall limit or
restrict the right of any partner, officer or employee of
the Subadviser, who may also be a director, officer or
employee of the Fund, to engage in any other business or to
devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
	9.      Duration and Termination.
a     This Contract shall become effective upon the day
and year first written above, provided that this Contract has been approved for the Fund by a vote of a majority of those
Directors of the Fund who are not parties to this Contract or interested persons of any such party Independent Directors cast at a meeting called for the purpose of voting on such
approval and in which the Directors may participate by any
means of communication that allows all Directors participating to hear each other simultaneously during the meeting.
b     Unless sooner terminated as provided herein, this
Contract shall continue in effect for a period of 150 days
after the day and year first above written.
	c     Notwithstanding the foregoing, with respect to
	the Fund, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on ten days written notice to the SubAdviser and may be terminated by the SubAdviser at any time, without the payment of any penalty, on sixty days written notice to Mitchell Hutchins.
	The Contract may also be terminated, without payment of penalty, by Mitchell Hutchins i upon material breach by the SubAdviser of any of the representations and warranties set forth in Paragraph 7 of this Contract, if such breach shall not have been cured within a 20 day period after notice of such breach or ii if, in the reasonable judgment of Mitchell
	Hutchins, the SubAdviser becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the SubAdviser or other circumstances that could adversely affect the Fund.
	10. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract as to the Fund shall be effective until approved by vote of the Independent Directors or a majority of the Funds outstanding voting securities.
	11.     Governing Law.  This contract shall be
	construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
	12. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
	If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms majority of the outstanding voting securities, affiliated person,interested person,assignment,broker, investment adviser, net assets, sale, sell and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order.
	Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Contract may be signed in counterpart.
	13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the SubAdviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt with a confirming copy by mail as set forth herein. All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. ODonnell, Deputy General Counsel. All notices provided to the SubAdviser will be sent to the attention of Regulatory Affairs.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  100196114
By:     s Keith A. Weller
	Name:  Keith A. Weller
	Title:  First Vice President
By:     s Dianne E. ODonnell
	Name:  Dianne E. ODonnell
	Title:  Deputy General Counsel





Attest:

WELLINGTON MANAGEMENT
COMPANY, LLP
75 State Street
Boston, Massachusetts 02109
By:     s James S. Adelsheim
	Name: James S. Adelsheim
	Title:   Vice President
By:     s Pamela Dippel
	Name: Pamela Dippel
	Title:   Senior Vice President








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DC  407734.1